CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


       We consent to the inclusion of our report dated March 6, 1999 with respect to the audited financial statements of Net Lnnx, Inc. for the year ended December 31, 1998 in the Annual Report on Form 10-KSB for Net Lnnx, Inc. for the year ended December 31, 1998.




                                  /s/Sweeney, Gates & Co.




                           Sweeney, Gates & Co.

















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